Exhibit 99.1

Jaguar Health Announces a Special Stock Dividend

Dividend intended to provide dilution protection to Jaguar shareholders as company continues evaluation of strategic alternatives

SAN FRANCISCO, CA / October 2, 2026 / Jaguar Health, Inc. (NASDAQ: JAGX) (“Jaguar” or “the Company”) today announced that its Board of Directors has declared a special stock dividend (the “Special Stock Dividend”) to holders of Jaguar Common Stock and certain outstanding warrants as of record on October 13, 2026. The Special Stock Dividend will consist of the Company’s Series R Convertible Preferred Stock (the “Preferred Stock”). The CUSIP number for the Preferred Stock is 47010C847.

Only persons who own shares of the Company’s voting common stock (the “Common Stock”), or certain warrants to purchase Common Stock with dividend rights (the “Warrants”) at the close of business on October 13, 2026 (the “Record Date”) will be entitled to receive shares of the Preferred Stock. Each share of Preferred Stock will convert into five shares of Common Stock on November 2, 2026 (the “Conversion Date”).

“Jaguar is issuing the Special Stock Dividend to reward and recognize our passionate and supportive stockholders and provide protection against potential dilution as we continue evaluation of strategic alternatives,” said Lisa Conte, Jaguar’s founder, president, and CEO. “We remain sharply focused on our ongoing global development program for oral crofelemer as adjunctive therapy to parenteral support for rare intestinal failure diseases, including microvillus inclusion disease (MVID) and short bowel syndrome with intestinal failure (SBS-IF) for crofelemer powder for oral solution. Jaguar’s intestinal failure program is expected to continue to provide clinical milestones, including a planned New Drug Application (NDA) filing for crofelemer for MVID in mid-2027.”

The payment date for the Special Stock Dividend is October 15, 2026, two days after the Record Date.

For additional information about the Special Stock Dividend and terms of the Preferred Stock and associated risk factors, please refer to the Form 8-K the Company plans to file with the U.S. Securities and Exchange Commission, which will be viewable on the Company’s website.

About Crofelemer

Crofelemer is a novel, oral plant-based prescription medicine purified from the red bark sap, also referred to as “dragon’s blood,” of the Croton lechleri tree in the Amazon Rainforest. Napo Pharmaceuticals has established a sustainable harvesting program, under fair trade practices, for crofelemer to ensure a high degree of quality, ecological integrity, and support for indigenous communities.

About the Jaguar Health Family of Companies

Jaguar Health, Inc. (Jaguar) is a commercial stage pharmaceuticals company focused on developing novel proprietary prescription medicines sustainably derived from plants from rainforest areas for people and animals with gastrointestinal distress. Jaguar family companies Napo Pharmaceuticals, Inc. (Napo) and Napo Therapeutics S.p.A. focus on the development and commercialization of novel crofelemer powder for oral solution for the treatment of rare and orphan gastrointestinal disorders with intestinal failure, including microvillus inclusion disease and short bowel syndrome.

For more information about:

Jaguar Health, visit https://jaguar.health

Napo Pharmaceuticals, visit napopharma.com

Napo Therapeutics, visit napotherapeutics.com

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements.” These include statements regarding payment of dividends, conversion of the Preferred Stock, Jaguar’s expectation that its intestinal failure program will continue to provide clinical proof-of-concept milestones, Jaguar’s expectation that the Company will file an NDA with the U.S. Food and Drug Administration for the MVID indication in mid-2027, and Jaguar’s plan to file a Form 8-K with the U.S. Securities and Exchange Commission regarding the Special Stock Dividend and terms of the Preferred Stock and associated risk factors. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “aim,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this release are only predictions. Jaguar has based these forward-looking statements largely on its current expectations and projections about future events. These forward-looking statements speak only as of the date of this release and are subject to several risks, uncertainties, and assumptions, some of which cannot be predicted or quantified and some of which are beyond Jaguar’s control. Except as required by applicable law, Jaguar does not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

Source: Jaguar Health, Inc.

Contact:

hello@jaguar.health

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